Exhibit 4.4

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2015 by and among:

1.                 SECOO HOLDING LIMITED, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.                 SIKU HOLDING LIMITED, a business company organized and existing under the laws of the British Virgin Islands (the “BVI 1”);

3.                 KUZHIFU HOLDING LIMITED, a business company organized and existing under the laws of the British Virgin Islands (the “BVI 2”, collectively with BVI 1, the “BVI Companies”);

4.                 HONG KONG SECOO INVESTMENT GROUP LIMITED (香港寺库投资集团有限公司), a company organized and existing under the laws of Hong Kong Special Administrative Region (“Hong Kong”) (the “HK Co.”);

5.                 SECOO Inc., a company organized and existing under the laws of New York (the “US Co.”);

6.                 SECOO ITALIA SRL, a company organized and existing under the laws of Italy (the “Italy Co.”);

7.                 Ku Tian Xia (Beijing) Information Technology Co., Ltd. (库天下（北京）信息技术有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (excluding the Hong Kong, Macao Special Administrative Region and Taiwan, the “PRC”), as the wholly-owned subsidiary of the HK Co. (the “WFOE”);

8.                 Beijing Secoo Trading Co., Ltd. (北京寺库商贸有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Secoo”);

9.                 Beijing Wo Mai Wo Pai Auction Co., Ltd. (北京我卖我拍拍卖有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Auction”);

10.          Beijing Zhi Yi Heng Sheng Technology Service Co., Ltd. (北京至一恒盛技术服务有限公司) a limited liability company organized and existing under the laws of the PRC (“Beijing Zhi Yi”), as the wholly-owned subsidiary of the WFOE;

11.          Shanghai Secoo E-commerce Co., Ltd. (上海寺库有限公司) a limited liability company organized and existing under the laws of the PRC (“Shanghai Secoo”), a wholly-owned subsidiary of Beijing Secoo;

12.          Shanghai Kuxin Financial Information Services Co., Ltd. (上海库信金融信息服务有限公司) a limited liability company organized and existing under the laws of the PRC (“Shanghai Financial”), a wholly-owned subsidiary of Beijing Secoo;

13.          Beijing Secoo Used Motor Vehicles Broker Co., Ltd. (北京寺库旧机动车经纪有限公司) a limited liability company organized and existing under the laws of the PRC (“Beijing Vehicles”), a wholly-owned subsidiary of Beijing Secoo;

14.          Each of the persons as set forth in Schedule A attached hereto (the “Founders” and each a “Founder”);

15.          The persons as set forth in Part 1 of Schedule B attached hereto (the “Series A-1 Preferred Shareholder”);

16.          Each of the persons as set forth in Part 2 of Schedule B attached hereto (collectively, the “Series A-2 Preferred Shareholders”, and each, a “Series A-2 Preferred Shareholder”);

17.          Each of the persons as set forth in Part 3 of Schedule B attached hereto (collectively, the “Series B Preferred Shareholders”, and each, a “Series B Preferred Shareholder”);

18.          Each of the persons as set forth in Part 4 of Schedule B attached hereto (collectively, the “Series C Preferred Shareholders” and each, a “Series C Preferred Shareholder”);

19.          Each of the persons as set forth in Part 5 of Schedule B attached hereto (the “Series D Preferred Shareholders”); and

20.          Each of the persons as set forth in Part 6 of Schedule B attached hereto (the “Series E Preferred Shareholders” or the “Investors”).

The Series A-1 Preferred Shareholders, Series A-2 Preferred Shareholders, Series B Preferred Shareholders, Series C Preferred Shareholders, Series D Preferred Shareholders and Series E Preferred Shareholders are collectively referred to as the “Preferred Shareholders”, and each, a “Preferred Shareholder”.

The Company, the HK Co., US Co., Italy Co., the WFOE, Beijing Zhi Yi, Shanghai Secoo, Shanghai Financial, Beijing Vehicles, Beijing Secoo and Beijing Auction are referred to collectively herein as the “Group Companies”, each, a “Group Company” and collectively, the “Group”. The WFOE, Beijing Zhi Yi, Shanghai Secoo, Beijing Vehicles, Shanghai Financial, Beijing Secoo and Beijing Auction are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”.

Each of the terms “IDG Funds”, “Ventech China”, “Blue Lotus”, “Bertelsmann”, “Vangoo”, “CMC”, “Ping An” and “WJ” are as defined in Schedule B attached hereto.

RECITALS

A.                                    The Company, the BVI Companies, the HK Co., the WFOE, Beijing Secoo, the Founders and the IDG Funds have entered into a Securities Purchase Agreement dated September 23, 2011 (the “Securities Purchase Agreement”), under which the Company issued and allotted an aggregate of (i) 1,250,000 series A-1convertible preferred shares, par value US$0.001 per share (the “Series A-1 Preferred Shares”) and (ii) 1,428,572 series A-2 convertible preferred shares, par value US$0.001 per share (the “Series A-2 Preferred Shares”, and together with Series A-1 Preferred Shares, the “Series A Preferred Shares”) respectively to Series A-1 Preferred Shareholder and Series A-2 Preferred Shareholders.

B.                                    The Company and IDG Funds entered into certain Note Purchase Agreement and Amendments to Note Purchase Agreement on September 23, 2011, October 19, 2011 and October 22, 2011 respectively (the “Note Purchase Agreement”), and certain Convertible and Promissory Notes (the “Notes”) collectively with the principal amount of US$3,333,333 were issued by the Company. Under the Note Purchase Agreement and the Notes, IDG Funds converted all the US$3,333,333 under the Notes into 793,651 Series B Preferred Shares of the Company.

C.                                    The Company, the BVI Companies, the HK Co., the WFOE, Beijing Secoo, the Founders and the Series B Preferred Shareholders have entered into a Shares Purchase Agreement dated February 28, 2012 (the “Series B Shares Purchase Agreement”), under which the Company issued and allotted1,587,301 series B convertible preferred shares, par value US$0.001 per share (the “Series B Preferred Shares”) to Series B Preferred Shareholders.

D.                                    The Group Companies, the BVI Companies, the Founders and the Series C Preferred Shareholders entered into a Shares Purchase Agreement dated July 9, 2013 (the “Series C Shares Purchase Agreement”), under which the Company issued and allotted 1,571,973Series C convertible preferred shares, par value US$0.001 per share(the “Series C Preferred Shares”) to the Series C Preferred Shareholders.

E.                                     The Group Companies, the BVI Companies, the Founders and the Series D Preferred Shareholders entered into a Shares Purchase Agreement dated July 2, 2014 (the “Series D Execution Date”) (the “Series D Shares Purchase Agreement”), under which the Company shall issue and allot 3,178,652 series D convertible preferred shares, par value US$0.001 per share(the “Series D Preferred Shares”) to the Series D Preferred Shareholders.

(The Securities Purchase Agreement, Note Purchase Agreement, Series B Shares Purchase Agreement, Series C Shares Purchase Agreement and Series D Shares Purchase Agreement, together, the “Previous Share Purchase Agreements”.)

F.                                      The Group Companies, the BVI Companies, the Founders and the Investors entered into a Shares Purchase Agreement dated July 4, 2015 (the “Series E Shares Purchase Agreement”), under which the Company shall issue and allot 2,925,658 series E convertible preferred shares, par value US$0.001 per share (the “Series E Preferred Shares”, together with Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares, the “Preferred Shares”) to the Investors.

G.                                    The corporate structure of the Group as at the date of this Agreement is set forth in Exhibit A.

H.                                   The parties hereto desire to enter into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Preferred Shareholders, the Ordinary Shareholders (as defined below) and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.                            Information and Inspection Rights.

(a)                                 Information Rights.  Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver to each holder of the Preferred Shares:

(i)               audited annual consolidated financial statements of the Company, consisting of the balance sheet, statement of operations and comprehensive income, statement of changes in equity and statement of cash flows of the Company (“Financial Statements”), as at and for the calendar year ended the date of the balance sheet, within ninety (90) days after the end of each fiscal year, prepared in conformance with the United States Generally Accepted Accounting Principles (“US GAAP”) (including any related notes thereto and the related report of independent public accountants acceptable to the Investors) and audited by Big 4 audit firms or such other reputable accounting firms acceptable to the Investors;

(ii)            unaudited quarterly consolidated Financial Statements, as at and for the quarter ended the date of the balance sheet, within forty-five (45) days after the end of each quarter, prepared in conformance with the US GAAP;

(iii)         unaudited monthly consolidated Financial Statements, as at and for the month ended the date of the balance sheet, within thirty (30) days after the end of each month, prepared in conformance with the US GAAP;

(iv)        an annual capital expenditure and operations budget of the Group Companies for the following fiscal year, as approved by the Board, within thirty (30) days prior to the end of each fiscal year;

(v)           an up-to-date capitalization table of the Company certified by the chief executive officer of the Company, within five (5) days after the end of each quarter;

(vi)        copies of all Company documents or other Company information sent to any shareholder;

(vii)     upon the written request by any holder of Preferred Shares, such other information as such holder of Preferred Shares shall reasonably request from time to time (the above rights, collectively, the “Information Rights”).  All financial statements to be provided to such holder of Preferred Shares pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the US GAAP.

(b)                                 Inspection Rights.  Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, at any time during regular working hours upon reasonable prior notice to the Group Companies and only in a manner so as not to interfere with the normal business operations of the Group Companies, each holder of Preferred Shares shall, at its own cost, have (i) the right to inspect facilities, records and books of the Group Companies, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers and (iii)the right to inspect the real time key performance indicator data of the Group Companies. (the “Inspection Rights”).

(c)                                  Termination of Rights.  The Information Rights and Inspection Rights shall terminate upon (i) consummation of a Qualified Public Offering (as defined below); or (ii) the date that the Company becomes subject to the reporting requirements of Section 13 and Section 15 of the Securities Act of 1934, as amended.

(d)                                 For purposes of this Agreement, a “Qualified Public Offering” shall mean a firm commitment underwritten public offering of the ordinary shares of the Company (“Ordinary Shares”) in:

(i)               the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”), with (x) the net proceeds (after deducting the underwriter’s fees, fees for legal counsel and other advisors) to the Company of no less than one hundred and thirty million U.S. dollars (US$130,000,000), and (y) the implied market capitalization of the Company prior to such public offering being no less than five hundred and fifty million U.S. dollars (US$550,000,000), or

(ii)            in a similar public offering of the Ordinary Shares of the Company in Hong Kong, PRC or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange; provided that such offering in terms of price, net proceeds, implied market capitalization and regulatory approval is reasonably equivalent to the aforementioned public offing in the United States and is subject to the prior written approval of the holders of at least a majority of the Series A Preferred Shares, the holders of at least a majority of the Series B Preferred Shares, the holders of at least a majority of the Series C Preferred Shares, the holders of at least a majority of the Series D Preferred Shares and the holders of at least a majority of the Series E Preferred Shares (each voting as a separate class and on an as-converted basis).

1.2.                            Board of Directors.  The Seventh Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) shall provide that the Board of the Company shall consist of no more than eleven (11) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Effective from the date hereof,

(i)               Ping An shall be entitled to exclusively appoint and remove one (1) director (the “Series E Director”) by notice in writing to the Company;

(ii)            CMC, Vangoo, Ventech China and IDG Funds shall each be entitled to appoint and remove one (1) director (the “Previous Series Director” and collectively with the Series E Director, the “Preferred Directors”) by notice in writing to the Company;

(iii)         the BVI Companies shall be entitled to appoint and remove six (6) directors (the “Ordinary Directors”) by notice in writing to the Company, provided that if the BVI Companies appoint less than six (6) Ordinary Directors, LI Rixue shall be entitled to have such number of votes as is equal to the difference between six (6) and the number of Ordinary Directors other than LI Rixue at any meeting of the directors of the Company; and

(iv)        as long as the Bertelsmann remains a shareholder of the Company, it shall be entitled to appoint one (1) observer who has the right to attend the meeting of directors but has no voting right.

(v)           as long as the Ping An remains a shareholder of the Company and in the event that Ping An is no longer entitled to appoint any director to the Board of the Company for whatever reasons, it shall be entitled to appoint one (1) observer who has the right to attend the meeting of directors but has no voting right.

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate such number of directors which are entitled to no less than eight (8) votes, which shall include all the Preferred Directors. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. The Company shall hold at least one (1) meeting of directors during every three (3) months.  The Series D Preferred Director and Series E Preferred Director shall be entitled to serve as members of any committee of the Board of the Company.

1.3.                            Boards of the HK Co. and PRC Companies.  Each of the HK Co. and the PRC Companies shall have the identical composition of directors as the Company, and each of IDG Funds, Ventech China, Vangoo and CMC shall be entitled to appoint the same number of director(s) to each of the HK Co., and PRC Companies as it is entitled to appoint to the Company as it is entitled to appoint to the Company, and Ping An shall be entitled to exclusively appoint one (1) director to each of the HK Co. and PRC Companies as it is entitled to appoint to the Company.

1.4.                            Termination. The rights with respect to appointment of directors set forth in Section 1.2 and Section 1.3 shall terminate upon the consummation of a Qualified Public Offering.

2.                                      REGISTRATION RIGHTS.

2.1.                            Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.                            Definitions.  For purposes of this Section 2:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.  For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act (as defined below) shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by the Holders (as defined below), it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(b)                                 Registrable Securities.  The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any shares of Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares and (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Preferred Shares.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder.  For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3.  The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(f)                                   SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses.  The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders or for other purpose relating to the registration, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses.  The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3.                            Demand Registration.

(a)                                 Request by Holders.  If the Company shall, at any time after the earlier of (i) January 1, 2016 or (ii) six (6) months following the taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of at least fifty (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) (or any lower percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed US$5,000,000) of all the Registrable Securities then outstanding pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).  The Company shall be obligated to effect no more than three (3) registrations for the Preferred Shareholders, provided that if the sale of all of the Registrable

Securities sought to be included pursuant to this Section 2.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 2.3; provided further that the registration pursuant to Section 2.4 or Section 2.5 shall not be deemed to constitute one of the registration rights granted pursuant to this Section 2.3..

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed $5,000,000) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) consecutive month period; provided further, that the Company shall not register any other of its shares during such ninety (90)-day period.  A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4.                            Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Preferred Shares or Ordinary Shares issued upon conversion of the Preferred Shares or a combination of such Preferred Shares and Ordinary Shares(voting together on as-converted basis).

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration.  Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above.  There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.                            Form F-3.  In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                     if Form F-3 is not available for such offering by the Holders;

(ii)                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12)-month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60)-day period;

(iv)        if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4 (a); or

(v)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                  Not Demand Registration.  Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.                            Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions and fees for special counsel of the Holders participating in such registration) shall be borne by the Company; provided, however, the expenses in excess of $50,000 of any special audit required in connection with a Demand Registration shall be borne pro rata by the Holders participating in such registration.  Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.                            Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.                            Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.9.                            Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)               any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)            the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)         any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company

(which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements.  The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.                     No Registration Rights to Third Parties.  Without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11.                     Transfer of Rights.  The registration rights may be transferred provided that the Company is given written notice thereof and provided that the transfer a) is in connection with a transfer of all securities of the transferor, b) involves a transfer of at least 100,000 shares, or c) is to constituent partners or shareholders who agree to act through a single representative.

2.12.                     Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13.                     Market Stand-Off.  Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters; provided, however, that the foregoing shall not, in any way, limit the applicable lock-up arrangements in respect of the Founders and BVI Companies pursuant to Section 5.09 of the Series E Shares Purchase Agreement, which will apply for at least six (6) months, unless otherwise agreed by the lead underwriter of securities of the Company in connection with the registration of such initial public offering. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period for the Preferred Shareholders. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a

Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

2.14.                     Termination.  The Registration Rights for each Holder owns any Registrable Securities shall terminate on the late of (i) three (3) years after the consummation of a Qualified Public Offering, or (ii) eight (8) years after the Closing (as defined in the Series E Shares Purchase Agreement).

3.                                      RIGHT OF PARTICIPATION.

3.1.                            General.  The Preferred Shareholders and any holders of Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 4.6 (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3), issued after the date of this Agreement (the “Right of Participation”).

3.2.                            Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis, including the number of Ordinary Shares issued or reserved for issuance pursuant to the Company’s employee share option plans approved by the Board.) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis, including the number of Ordinary Shares issued or reserved for issuance pursuant to the Company’s employee share option plans approved by the Board) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3.                            New Securities.  “New Securities” shall mean any class or series of preferred shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such preferred shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred shares, Ordinary Shares or other voting shares issued or granted following the date hereof, provided, however, that the term “New Securities” shall not include:

(a)                                 any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved by the Board and holders of Preferred Shares, provided that the total number of such Ordinary Shares shall not exceed 1,307,672 shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events);

(b)                                 any Preferred Shares issued under the Previous Purchase Agreements or the Series E Shares Purchase Agreement and any Ordinary Shares issued pursuant to the conversion thereof;

(c)                                  any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security was created prior to the date hereof;

(e)                                  any securities issued pursuant to a Qualified Public Offering; or

(f)                                   any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization duly approved in accordance with Section 10.1 in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity.

3.4.                            Procedures.

(a)                                 First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall have twenty (20) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share).  If any Participation Rights Holder fails to so agree in writing within such twenty (20) business day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription.  If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above.  Each Right Participant, other than a Participating Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such notice may be made by telephone if confirmed in writing within in two (2) business days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.  Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5.                            Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within twenty (20) business days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6.                            Termination.  The Right of Participation for each Participation Rights Holder shall terminate upon the consummation of a Qualified Public Offering.

3.7.                            Limitations on Subsequent Rights.  In any event and subject to Article 39 of the Restated Articles, if the Company grants to any such person or entity any right of any nature that are superior to those of the holders of Preferred Shares, the Company shall grant such superior right to the holders of Preferred Shares as well.

4.                                      TRANSFER RESTRICTIONS.

4.1.                            Certain Definitions.  For purposes of this Section 4, “Ordinary Shares” means (i) the Company’s issued and outstanding Ordinary Shares (excluding Ordinary Shares held by the IDG Funds), (ii) the Ordinary Shares issuable upon exercise of outstanding options (including the employee share option plan) or warrants and (iii) the Ordinary Shares issuable upon conversion of any outstanding convertible securities (other than the Preferred Shares); “Preferred Shares” means (i) Series A-1 Preferred Shares, (ii) Series A-2 Preferred Shares, (iii) Series B Preferred Shares, (iv) Series C Preferred Shares, (v) Series D Preferred Shares, (vi) Series E Preferred Shares, (vii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, and (viii) the Ordinary Shares held by the IDG Funds immediately prior to the closing of Series B investment contemplated under the Series B Shares Purchase Agreement; “Preferred Shareholder” means each holder of the Preferred Shares and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with this Agreement; and “Ordinary Shareholder” means any holder of the Company’s outstanding Ordinary Shares, excluding the IDG Funds holding Ordinary Shares.

4.2.                            Preferred Shareholders’ Right of First Refusal.  Subject to Sections 4.6 and 4.8 of this Agreement, if any Ordinary Shareholder of the Company proposes to sell or transfer any Ordinary Shares held by it (the “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the Preferred Shareholder (the “Non-Selling Shareholders”) prior to such sale or transfer.  The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.  The Non-Selling Shareholders shall have an option for a period of twenty (20) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice.  The Non-Selling Shareholders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such twenty (20) days period as to the number of shares that it wishes to purchase.  Each Non-Selling Shareholder will have the right, exercisable upon written notice (the “Non-Selling Shareholder’s First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within twenty (20) days after receipt of the Transfer Notice (the “Non-Selling Shareholder’s First Refusal Period”) of its election to exercise its right of first refusal hereunder.  The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder.  Such right of first refusal shall be exercised as follows:

(a)                                 First Refusal Allotment.  Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who elect to participate in the right of first refusal purchase.  A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Non-Selling Shareholder’s First Refusal Period to purchase up to all of its First Refusal Allotment of the Offered Shares.  To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Non-Selling Shareholders shall, at the exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Non-Selling Shareholder’s First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any remaining Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b)                                 Purchase Price and Payment.  The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or manifest error.  Payment of the purchase price for the Offered Shares purchased by the Non-Selling Shareholders shall be made within thirty (30) days following the date of the First Refusal Expiration Notice (as defined in the Section 4.2(c) below) by wire transfer or check as directed by the Selling Shareholder, provided that a share certificate or certificates for the Offered Shares have been delivered to the Non-Selling Shareholders immediately prior to payment of such purchase price.

(c)                                  Expiration Notice.  Within ten (10) days after the expiration of the Non-Selling Shareholder’s First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the holders of the Preferred Shares described in the Section 4.3 below.

(d)                                 Rights of a Selling Shareholder.  If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Shareholder together with an executed instrument of transfer and the register of members of the Company shall be updated accordingly.

4.3.                            Preferred Shareholders’ Co-Sale Right.  In the event that any Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above shall be subject to co-sale rights under this Section 4.3 and each Non-Selling Shareholder who have not exercised any of its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Non-Selling Shareholders (the “Co-Sale Notice”) within twenty (20) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an fully-diluted and as-converted to Ordinary Shares basis) that such participating Non-Selling Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Non-Selling Shareholder.  To the extent one or more of the Non-Selling Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The co-sale right of each Non-Selling Shareholder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion.  Each Non-Selling Shareholder may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Non-Selling Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Non-Selling Shareholders who elect to exercise their co-sale rights (if any Non-Selling Shareholder does not elect to exercise the co-sale right to the full extent, then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)                                 Transferred Shares.  Each participating Preferred Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, together with an executed instrument of the transfer, which represent:

(i)               the number of Ordinary Shares which such Non-Selling Shareholder elects to sell;

(ii)            that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Non-Selling Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Non-Selling Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)         a combination of the above.

(c)                                  Payment to Preferred Shareholder.  The share certificate or certificates that the participating Preferred Shareholder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be delivered to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Shareholder that portion of the sale proceeds to which such Non-Selling Shareholder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Non-Selling Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Non-Selling Shareholder.

(d)                                 Right to Transfer.  To the extent the Non-Selling Shareholders do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Shareholder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Company or the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice.  The parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the parties documents and other instruments assuming the obligations of such Transferor under this Agreement and if applicable, the Share Restriction Agreement with respect to the remaining Offered Shares.  Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co-sale right of the Non-Selling Shareholders and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2, and 4.3 of this Agreement.

4.4.                            Preferred Share Non-Selling Shareholder’s Right of First Refusal.  If any Preferred Shareholder proposes to sell or transfer any Preferred Shares held by it (the “Preferred Share Selling Shareholder”) to a third party other than a Permitted Transferee (as defined in Section 4.6), then such Preferred Share Selling Shareholder shall promptly give written notice (the “Preferred Share Transfer Notice”) to the Company and all the other Preferred Shareholders (the “Preferred Share Non-Selling Shareholders”) prior to such sale or transfer.  The Preferred Share Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the class and number of Preferred Shares to be sold or transferred (the “Offered Preferred Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.  The Preferred Share Non-Selling Shareholders shall have an option for a period of twenty (20) days from receipt of the Preferred Share Transfer Notice to elect to purchase all of the Offered Preferred Shares at the same price and subject to the same terms and conditions as described in the Preferred Share Transfer Notice.  The Preferred Share Non-Selling Shareholders may exercise such purchase option and purchase all of the Offered Preferred Shares by notifying the Preferred Share Selling Shareholder in writing before expiration of such twenty (20) days period as to the number of shares that it wishes to purchase.  Each Preferred Share Non-Selling Shareholder will have the right, exercisable upon written notice (the “Preferred Share Non-Selling Shareholder’s First Refusal Notice”) to the Preferred Share Selling Shareholder, the Company and each other Preferred Share Non-Selling Shareholders within twenty (20) days after receipt of the Preferred Share Transfer Notice (the “Preferred Share Non-Selling Shareholder’s First Refusal Period”) of its election to exercise its right of first refusal hereunder.  The Preferred Share Non-Selling Shareholder’s First Refusal Notice shall set forth the class and number of the Offered Preferred Shares that such Preferred Share Non-Selling Shareholder wishes to purchase, which amount shall not exceed the Preferred Share Non-Selling Shareholder’s First Refusal Allotment (as defined below) of such Preferred Share Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a)                                 Preferred Share Non-Selling Shareholder’s First Refusal Allotment.  Each Preferred Share Non-Selling Shareholder shall have the right to purchase that class and number of the Offered Preferred Shares (the “Preferred Share Non-Selling Shareholder’s First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Preferred Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Preferred Share Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all the Preferred Share Non-Selling Shareholders at the time of the transaction who elect to participate in the right of first refusal purchase. A Preferred Share Non-Selling Shareholder shall not have a right to purchase any of the Offered Preferred Shares unless such Preferred Share Non-Selling Shareholder exercise the right of first refusal within the Preferred Share Non-Selling Shareholder’s First Refusal Period to purchase up to all of its Preferred Share Non-Selling Shareholder’s First Refusal Allotment of the Offered Preferred Shares. To the extent that any Preferred Share Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its Preferred Share Non-Selling Shareholder’s First Refusal Allotment, the Preferred Share Selling Shareholder and the exercising Preferred Share Non-Selling Shareholders shall, at the exercising Preferred Share Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Preferred Share Non-Selling Shareholder’s First Refusal Period, make such adjustment to the Preferred Share Non-Selling Shareholder’s First Refusal Allotment of each exercising Preferred Share Non-Selling Shareholder so that any remaining

Offered Preferred Shares may be allocated to those Preferred Share Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b)                                 Purchase Price and Payment.  The purchase price for the Offered Preferred Shares to be purchased by the Preferred Share Non-Selling Shareholders exercising their right of first refusal will be the price in cash as set forth in the Preferred Share Transfer Notice. Payment of the purchase price for the Offered Preferred Shares purchased by the Preferred Share Non-Selling Shareholders shall be made within thirty (30) days following the date of the Affirmative First Refusal Expiration Notice (as defined in the Section 4.4(c) below) by wire transfer or check as directed by the Preferred Share Selling Shareholder, provided that a share certificate or certificates and instruments of transfer for the Offered Preferred Shares have been delivered to the Preferred Share Non-Selling Shareholders immediately prior to payment of such purchase price .

(c)                                  Expiration Notice.  Within ten (10) days after the expiration of the Preferred Share Non-Selling Shareholder’s First Refusal Period, the Company will give written notice (the “Preferred Share First Refusal Expiration Notice”) to the Preferred Share Selling Shareholder and the Preferred Share Non-Selling Shareholders specifying (i) that all of the Offered Preferred Shares were subscribed by the Preferred Share Non-Selling Shareholders exercising their rights of first refusal (the “Affirmative First Refusal Expiration Notice”), or (ii) that the Preferred Share Non-Selling Shareholders have not subscribed for all the Offered Preferred Shares (the “Negative First Refusal Expiration Notice”) in which case the Negative First Refusal Expiration Notice will specify the Preferred Share Non-Selling Shareholders’ right of first refusal under this Section 4.4 shall be prohibited and not exercisable and the Preferred Share Selling Shareholder shall sell or transfer all of the Offered Preferred Shares to the purchaser or transferee as listed in Preferred Share Transfer Notice subject to the Preferred Share Non-Selling Shareholder’s co-sale right under Section 4.5.

4.5.                            Preferred Share Non-Selling Shareholder’s Co-Sale Right.  In the event that the Preferred Share Non-Selling Shareholders have not subscribed for all the Offered Preferred Shares, the Preferred Share Selling Shareholder shall sell or transfer the Offered Preferred Shares to the purchaser or transferee as listed in Preferred Share Transfer Notice subject to co-sale rights under this Section 4.5 and each Preferred Share Non-Selling Shareholder (for purpose of this Section 4.5, the Preferred Share Non-Selling Shareholders shall not include the Founders when mentioned in this Section 4.5 in connection with co-sale right) shall have the right, exercisable upon written notice to the Preferred Share Selling Shareholder, the Company and each other Preferred Share Non-Selling Shareholder (the “Preferred Share Co-Sale Notice”) within twenty (20) days after receipt of Preferred Share First Refusal Expiration Notice (the “Preferred Share Co-Sale Right Period”), to participate in such sale of the Offered Preferred Shares on the same terms and conditions as set forth in the Preferred Share Transfer Notice. The Preferred Share Co-Sale Notice shall set forth the class and number of Preferred Shares that such participating Preferred Share Non-Selling Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Preferred Share Co-Sale Pro Rata Portion (as defined below) of such Preferred Share Non-Selling Shareholder.  To the extent one or more of the Preferred Share Non-Selling Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Preferred Share that such Preferred Share Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The co-sale right of each Preferred Share Non-Selling Shareholder shall be subject to the following terms and conditions:

(a)                                 Preferred Share Co-Sale Pro Rata Portion.  Each Preferred Share Non-Selling Shareholder may sell all or any part of that number of Ordinary Shares (on as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Preferred Shares, by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Preferred Share Non-Selling Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all the Preferred Share Non-Selling Shareholders who elect to exercise their co-sale rights (if any Preferred Share Non-Selling Shareholder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Preferred Share Selling Shareholder (“Preferred Share Co-Sale Pro Rata Portion”).

(b)                                 Transferred Preferred Shares.  Each participating Preferred Share Non-Selling Shareholder shall effect its participation in the sale by promptly delivering to the Preferred Share Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, together with an executed instrument of the transfer, which represent:

(i)               the number of Ordinary Shares which such Preferred Share Non-Selling Shareholder elects to sell;

(ii)            that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Share Non-Selling Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Share Non-Selling Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)         a combination of the above.

(c)                                  Payment to Preferred Share Non-Selling Shareholder.  The share certificate or certificates that the participating Preferred Share Non-Selling Shareholder delivers to the Preferred Share Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Preferred Shares pursuant to the terms and conditions specified in the Preferred Share Transfer Notice, and the Preferred Share Selling Shareholder shall concurrently therewith remit to such Preferred Share Non-Selling Shareholder that portion of the sale proceeds to which such Preferred Share Non-Selling Shareholder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Share Non-Selling Shareholder exercising its co-sale right hereunder, the Preferred Share Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares (on as-converted basis) unless and until, simultaneously with such sale, the Preferred Share Selling Shareholder shall purchase such shares or other securities from such Preferred Share Non-Selling Shareholder.

(d)                                 Right to Transfer.  To the extent the Preferred Share Non-Selling Shareholders do not elect to purchase all, or to participate in the sale of, any or all of the Offered Preferred Shares subject to the Preferred Share Transfer Notice, the Preferred Share Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Preferred Share Non-Selling Shareholder of the Preferred Share Transfer Notice, conclude a transfer of the Offered Preferred Shares covered by the Preferred Share Transfer Notice, which in each case shall be on substantially the same terms and conditions as those described in the Preferred Share Transfer Notice.  Any proposed transfer on terms and conditions which are materially different from those described in the Preferred Share Transfer Notice, as well as any subsequent proposed transfer of any Preferred Shares by the Preferred Share Selling Shareholder, shall again be subject to the right of first refusal of the Preferred Share Non-Selling Shareholders and the co-sale right of the Preferred Share Non-Selling Shareholders and shall require compliance by the Preferred Share Selling Shareholder with the procedures described in Sections 4.4, and 4.5 of this Agreement.

4.6.                            Permitted Transfers.  Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Shareholder as set forth in the Section 4.2 and Section 4.3 above and the right of first refusal and co-sale rights of the Preferred Share Non-Selling Shareholders as set forth in the Section 4.4 and Section 4.5 above shall not apply to (a) any sale or transfer of Preferred Shares or Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship;(b) any transfer to the affiliates, parents, children or spouse, or, as approved by the Board, any transfer to trusts for the benefit of such persons, of any holder of Preferred Shares or Ordinary Shares for bona fide estate planning purposes and any sale, transfer, disposition or assignment of Preferred Share or Ordinary Shares contemplated thereby (each transferee pursuant to the foregoing subsections (a) and (b), a “Permitted Transferee” and if the transferor under the foregoing subsection(b) is any holder of Ordinary Shares, the Permitted Transferee does not include such transferor’s affiliate or affiliates; and if the transferor under the foregoing subsection(b) is any holder of Preferred Shares, the Permitted Transferee shall also include any general partner of the transferor and any private equity or venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with the transferor); provided that for the foregoing subsections (a) and (b), adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that, in relation to any transfer of Ordinary Shares, such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.7.                            Transfer of Shares If No Qualified Public Offering.

4.7.1                     Transfer of Shares to Series D Preferred Shareholders and the Series E Preferred Shareholders

(a)                                 If (i) an initial public offering of the Company that does not constitute a Qualified Public Offering (“Non-Qualified Public Offering”) is approved by the Board and the Preferred Shareholders in accordance with the provisions of Section 10.1 and is consummated, and (ii) the Series D Preferred Shares and the Series E Preferred Shares are converted into Ordinary Shares in connection therewith, then BVI 1 (the “Existing Transferring Shareholder”) shall, and Li Rixue shall take all necessary steps to cause the

Existing Transferring Shareholder to, immediately prior to the completion of the Non-Qualified Public Offering, transfer such number of Ordinary Shares held by the Existing Transferring Shareholder that is equal to the applicable Aggregate Transferred Shares (as defined below) to the Series D Preferred Shareholders and the Series E Preferred Shareholders, with the applicable Aggregate Transferred Shares to be allocated, in each case, among all of the Series D Preferred Shareholders on a pro rata basis and all of the Series E Preferred Shareholders on a pro rata basis.

(b)                                 For purposes of this Section 4.7.1, with respect to the Series D Preferred Shareholders, the “Aggregate Transfer Shares” shall mean the aggregate number of Ordinary Shares to be transferred by the Existing Transferring Shareholder to all Series D Preferred Shareholders as determined as follows:

(i)               (I) in the event of a Non-Qualified Public Offering which is completed prior to the one (1) year anniversary of the Series D Execution Date, two times (2x) the Preferred D Share Issue Price (as defined below) minus the price per share of the Ordinary Shares in such Non-Qualified Public Offering, or (II) in the event of a Non-Qualified Public Offering which is completed after the one (1) year anniversary of the Series D Execution Date, two and a half times (2.5x) the Preferred D Share Issue Price (as defined below) minus the price per share of the Ordinary Shares in such Non-Qualified Public Offering, divided by:

(ii)            the price per share of the Ordinary Shares in such Non-Qualified Public Offering, multiplied by:

(iii)         the total number of Series D Preferred Shares outstanding immediately prior to the completion of the Non-Qualified Public Offering (and prior to the conversion of such Series D Preferred Shares to Ordinary Shares pursuant to Article 36 of the Restated Articles).

(c)                                  For purposes of this Section 4.7.1, with respect to the Series E Preferred Shareholders, the “Aggregate Transfer Shares” shall mean the aggregate number of Ordinary Shares to be transferred by the Existing Transferring Shareholder to all Series E Preferred Shareholders as determined as follows:

(i)               The price per share of the Ordinary Shares in a Qualified Public Offering minus the price per share of the Ordinary Shares in such Non-Qualified Public Offering, divided by:

(ii)            the price per share of the Ordinary Shares in such Non-Qualified Public Offering, multiplied by:

(iii)         the total number of Series E Preferred Shares outstanding immediately prior to the completion of the Non-Qualified Public Offering (and prior to the conversion of such Series D Preferred Shares to Ordinary Shares pursuant to Article 36 of the Restated Articles).

(d)                                 Transferred Shares.  The Existing Transferring Shareholder shall effect its transfer by promptly delivering to the Series D Preferred Shareholders and the Series E Preferred Shareholders one or more certificates, properly endorsed for transfer, which represent the number of Ordinary Shares which the Existing Transferring Shareholder is required to transfer to the holders of the Series D Preferred Shares and the Series E Preferred Shares pursuant to this Section 4.7.1 as well as such other instruments and documents that may be reasonably required by the Company, the Series D Preferred Shareholders or the Series E Preferred Shareholders to complete the transfer.

(e)                                  Survival of Rights.  The provisions under this Section 4.7.1 shall survive the completion of the Non-Qualified Public Offering.

(f)                                   Waiver of Rights.  Notwithstanding this Section 4.7.1, the holders of more than fifty percent (50%) of Series D Preferred Shareholders or the holders of more than fifty percent (50%) of the Series E Preferred Shareholders shall respectively have the right but not the obligation to waive the requirement for the Existing Transferring Shareholder to transfer their respective entitlement of the Aggregate Transfer Shares to them,  in part or in whole, in accordance with the provisions of this Section 4.7.1, if an initial public offering of the Company that does not constitute a Qualified Public Offering is approved by the Board and the Preferred Shareholders in accordance with the provisions of Section 10.1.

4.7.2                     Transfer of Shares to Series E Preferred Shareholders

(a)                                 If (i) (A) an initial public offering of the Company is not consummated on or before March 31, 2016, or (B) a Non-Qualified Public Offering is approved by the Board and the Preferred Shareholders in accordance with the provisions of Section 10.1 and is consummated, and (ii) the Series E Preferred Shares then held by the Series E Preferred Shareholders are converted into Ordinary Shares in connection therewith, then the Existing Transferring Shareholder shall, and Li Rixue shall take all necessary steps to cause the Existing Transferring Shareholder to, immediately prior to the completion of the Non-Qualified Public Offering, transfer a number of Ordinary Shares at par value held by the Existing Transferring Shareholder to each of the Series E Preferred Shareholders (on a pro rata basis) equal to the difference between: (i) the number of Series E Preferred Shares such Series E Preferred Shareholder would have been entitled to receive under the Series E Shares Purchase Agreement if the Purchase Price (as defined in the Series E Shares Purchase Agreement) was US$ 16.1135944 and (ii) the number of Series E Preferred Shares it actually received at the Purchase Price under the Series E Shares Purchase Agreement (collectively, the “Series E Aggregate Transferred Shares”).

(b)                                 For the avoidance of doubt, each Series E Preferred Shareholder shall be entitled to exercise its rights under either Section 4.7.1 or 4.7.2, but not under both sections.   Once such Series E Preferred Shareholder elects to exercise its rights under either Section 4.7.1 or 4.7.2, it shall not be entitled to exercise its rights under the other Section and its rights under the other Section shall automatically terminate, unless the Existing Transferring Shareholder fails to transfer the Shares required to be transferred to such Series E Preferred Shareholder in accordance with the provisions of Section 4.7.1 or Section 4.7.2 (as applicable), in which case such Series E Preferred Shareholder’s rights under Section 4.7.1 and 4.7.2 shall continue until the Existing Transferring Shareholder complies in full with its obligations thereunder.

(c)                                  Survival of Rights.  The provisions under this Section 4.7.2 shall survive the completion of the Non-Qualified Public Offering.

(d)                                 Waiver of Rights.  Notwithstanding this Section 4.7.2, each Series E Preferred Shareholder shall have the right, but not the obligation, to waive the requirement for the Existing Transferring Shareholder to transfer such holder’s entitlement of the Series E Aggregate Transfer Shares, in part or in whole, in accordance with the provisions of this Section 4.7.2.

4.8.                            Prohibited Transfers. None of the Founders or the BVI Companies shall, without the prior written consent of (i) the holders of more than fifty percent (50%) of the Preferred Shares (voting together as a single class on as-converted basis), (ii) the holders of more than seventy-five percent (75%) of the Series C Preferred Shares or their permitted assigns (voting together as a single class on as-converted basis), (iii) the holders of more than fifty percent (50%) of the Series D Preferred Shares (voting together as a single class on as-converted basis) and (iv) the holders of more than fifty percent (50%) of the Series E Preferred Shares (voting together as a single class on as-converted basis) or their permitted assigns, directly or indirectly sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by the Founders and the BVI Companies, to any person on or prior to a Qualified Public Offering. Any attempt by a party to sell or transfer such Ordinary Shares held by the Founders or the BVI Companies in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of all the Preferred Shareholders or its permitted assigns. No shareholders of the Company will transfer any Ordinary Shares or Preferred Shares to any person unless such transferee agrees to be bound by the terms of this Agreement pursuant to the Deed of Adherence in the form attached hereto as Exhibit C.

4.9.                            Application to BVI companies.  The shareholders specifically agree that the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4 shall apply equally to transfer of the shares of the BVI Companies, as if each of the provisions under this Section 4 has been repeated under this Section 4.9 with regard to transfer of the shares of the BVI Companies except that the reference to the shares in the Company has been revised to refer to the shares in the BVI Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the BVI Companies is the same as if the BVI Companies directly transfer the relevant shares in the Company.

4.10.                     Restriction on Indirect Transfers.  Except for any transfer by a holder of ordinary shares in the BVI Companies to its Permitted Transferees as provided in Section 4.6 above, without the prior written approval of (i) the holders of more than fifty percent (50%) of the Preferred Shares (voting together as a single class on as-converted basis), (ii) the holders of more than seventy-five percent (75%) of the Series C Preferred Shares or their permitted assigns (voting together as a single class on as-converted basis), (iii) the holders of more than fifty percent (50%) of the Series D Preferred Shares (voting together as a single class on as-converted basis) and (iv) the holders of more than fifth percent (50%) of the Series E Preferred Shares (voting together as a single class on as-converted basis):

(a)                                 (i) The Founders shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the BVI Companies to any person; and (ii) the BVI Companies shall not, and the Founders shall not cause the BVI Companies to, issue to any person any equity securities of the BVI Companies or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the BVI Companies.

(b)                                 The Founders and the BVI Companies shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or the BVI Companies respectively in the Company to any person.  Any transfer in violation of this Section 4.10 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c)                                  Each Group Company shall not, and the Founders shall not cause any Group Company to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

(d)                                 Except for any transfers in accordance with the provisions of this Agreement, each of the Preferred Shareholders shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by it in the Company to any person.  Any transfer in violation of this Section 4.10 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

4.11.                     Guarantees by the Founders.  The Founders hereby jointly and severally guarantee and warrant the performance and obligations of the BVI Companies under this Agreement.

4.12.                     Legend.

(a)                                 (i)  Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(ii)  In addition, each certificate representing the Unvested Shares (as defined in the Amended and Restated Restricted Share Agreement dated the same date as this Agreement entered into by, among others, the BVI Companies, the Company and the Preferred Shareholders (“Restricted Share Agreement”)) shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS PERMITTED ASSIGNEE AS SET FORTH IN THE AMENDED AND RESTATED RESTRICTED SHARE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.”

(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.12(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so.  The legend set forth in Section 4.12(a)(i) shall be removed upon termination of the provisions of this Section 4.  The legend set forth in Section 4.12(a)(ii) shall be removed upon termination of the Repurchase Right (as defined in the Restricted Share Agreement), in accordance with the terms of the Restricted Share Agreement.

4.13.                     Transfer to a Competitor.  Notwithstanding anything provided under this Section 4, none of the Ordinary Shares and Preferred Shares shall be sold or transferred to any direct competitor (whose business is primarily operating the same business as the Business (as defined in the Series E Shares Purchase Agreement) (the “Direct Competitor”) of the Company, provided that such restriction shall not apply to the Series E Preferred Shareholders after the second (2nd) anniversary of the Closing (as defined in the Series E Shares Purchase Agreement).  After the second (2nd) anniversary of the Closing, in the event that any Series E Preferred Shareholder proposes to sell or transfer any Series E Preferred Shares or Ordinary Shares converted from the Series E Preferred Shares to any Direct Competitor, the Founders shall have (through the BVI Companies), in preference to the right of first refusal of the Preferred Share Non-Selling Shareholders under Section 4.4, an option to purchase all, but not less than all, of such Preferred Shares or Ordinary Shares that are proposed to be transferred to such Direct Competitor on a pro rata basis, which option shall be exercised by delivering written notice to such Series E Preferred Shareholder within ten (10) business days after the Company’s receipt of the Preferred Share Transfer Notice delivered pursuant to Section 4.4.  In the event that the Founders (through the BVI Companies) do not elect to purchase all of such Preferred Shares or Ordinary Shares within the said ten (10)-business day period or fail to pay to the Series E Preferred Shareholder the purchase price for all of such Preferred Shares or Ordinary Shares by wire transfer of US dollars in legally available funds within ten (10) business days following the written notice stating the exercise of the option under this Section 4.13, such Preferred Shares or Ordinary Shares shall be subject to the rights of first refusal and the right of co-sale under Section 4.4 and Section 4.5 above.

4.14.                     Term.  The provisions under this Section 4 shall terminate upon the earlier to occur of (i) the consummation of a Qualified Public Offering, or (ii) a Liquidation Event as defined in Section 7 below.

5.                                      DRAG-ALONG RIGHT.

5.1.                            If at any time after the date hereof, the holders of more than fifty percent (50%) of Series E Preferred Shares (voting together as a single class and on an as-converted basis), the holders of more than fifty percent (50%) of Series D Preferred Shares (voting together as a single class and on an as-converted basis), the holders of more than seventy-five percent (75%) of Series C Preferred Shares (voting together as a single class and on an as-converted basis), the holders of more than fifty percent (50%) of Series B Preferred Shares (voting together as a single class and on an as-converted basis) and the holders of more than fifty percent (50%) of Series A Preferred Shares (voting together as a single class and on an as-converted basis) approve of a proposed Acquisition (as defined below), then, in any such event, upon written notice from any such holders of Preferred Shares of the

Company requesting them to do so, all of the other shareholders of the Company (the “Dissenting Shareholders”) shall (i) vote, or give their written consent with respect to, all the Ordinary Shares and/or all the Preferred Shares (on an as-converted basis) directly or indirectly held by them in favor of such proposed Acquisition and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Acquisition; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Acquisition; and (iii) take all actions reasonably necessary to consummate the proposed Acquisition, including without limitation amending the then existing memorandum and articles of association of the Company; provided, however, any of the Dissenting Shareholders may elect not to vote or give their consent with respect to, all the Ordinary Shares and/or all the Preferred Shares (on an as-converted basis) directly or indirectly held by it in favor of such proposed Acquisition, but in any such event, such Dissenting Shareholders shall be obliged to purchase all the Ordinary Shares and/or all the Preferred Shares (on an as-converted basis) held by the shareholders who vote or give their consent with respect to, all the Ordinary Shares and/or all the Preferred Shares (on an as-converted basis) directly or indirectly held by them in favor of such proposed Acquisition, under the same terms and conditions as offered by the prospective purchaser of the proposed Acquisition.

5.2.                            For purposes of this Section 5, an “Acquisition” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

5.3.                            The right of the holders of Preferred Shares under this Section 5 shall be subject to the condition that the gross proceeds derived from the proposed Acquisition shall be at least two (2) times of post-money valuation of Series E financing (US$405,000,000), i.e., US$810,000,000.

6.                                      REDEMPTION.

6.1.                            Redemption by the Company. Notwithstanding anything to the contrary herein, but subject in all cases to the redemption preferences as set forth in this Section 6:

(i)                                             at any time commencing on the second (2nd) anniversary of the date hereof (the “Redemption Start Date”) and, if so requested by (i) the holders of more than fifty percent (50%) of the then outstanding Preferred Shares of any series (and particularly for Series C Preferred Shares, requested by holders representing more than seventy-five percent (75%) of the then outstanding Series C Preferred Shares); or

(ii)                                          prior to the Redemption Start Date but following the occurrence of any “Early Series D Redemption Event” or “Early Series E Redemption Event” (as

defined below) and, if so requested by the holders of more than fifty percent (50%) of the then outstanding Series D Preferred Shares (upon the occurrence of an Early Series D Redemption Event) or Ping An (upon the occurrence of an Early Series E Redemption Event):

with respect to the redemption of Preferred Shares of such series, the Company shall redeem all or part of the outstanding Preferred Shares of such series in cash out of funds legally available for such redemption (the “Redemption”), subject to the provisions of this Section 6.  If any holder of any series of Preferred Shares exercises its redemption right pursuant to Section 6.1(i) above, any other holders of other series of Preferred Shares shall have the right, but not the obligation, to exercise the Redemption of that series at the same time. For the avoidance of doubt, no other holders of Preferred Shares (other than the holders of the Series D Preferred Shares and Ping An) shall have the right to exercise the Redemption pursuant to Section 6.1(ii) above, provided that if any holder of the Series D Preferred Shares elects to exercise its right to have the Company redeem its Series D Preferred Shares in accordance with Section 6.1(ii) above, then subject to receipt of the Series D Redemption Price in respect of the Series D Preferred Shares subject to the Redemption, such holder of the Series D Preferred Shares shall not be entitled to seek indemnification under Sections 9.01 to 9.04 of the Series D Shares Purchase Agreement in respect of the Series D Preferred Shares which have been redeemed in accordance with this Section 6. The redemption price for each series of Preferred Shares shall be the price as set forth in Sections 6.2 and 6.3 below (as applicable).

For the purpose hereof, the “Early Series D Redemption Event” shall mean the occurrence of any of the following:

(i)                                             if the Company or any Group Company breaches or fails to comply with any of the “Material Post Closing Obligations” (as defined in the Series D Shares Purchase Agreement; or

(ii)                                          a Material Adverse Effect (as defined in the Series D Shares Purchase Agreement with respect of the holders of Series D Preferred Shares or the Series E Share Purchase Agreement with respect of the holders of Series E Preferred Shares) or a material adverse effect on the Company’s prospects of consummating a Qualified Public Offering, arising from, in connection with, or as a result of the “Material Specific Indemnity Matters” (as defined in the Series D Shares Purchase Agreement).

In the event that the holders of more than fifty percent (50%) of the then outstanding Series D Preferred Shares, by giving written notice to the Company in accordance with Section 6.4 below, request redemption by the Company of all or any part of the outstanding Series D Preferred Shares held by such holders pursuant to Section 6.1(ii), Ping An shall be entitled to, subject to the procedures set forth in this Section 6, request the Company to redeem all or any part of the outstanding Series E Preferred Shares held by Ping An (the “Early Series E Redemption Event”).

6.2.                            The price at which each Preferred Share (other than the Series D Preferred Shares and the Series E Preferred Shares) shall be redeemed shall be equal to the higher of (i) and (ii) below (the “Redemption Price”):

(i)             IP x (108%)N+ D, where

IP = Preferred C Share Issue Price or Preferred B Share Issue Price or Preferred A Share Issue Price, as the case may be (as defined in Section 7.1 below) for the Preferred Share; and

N = a fraction, the numerator of which is the number of calendar days between date the holders of the relevant series of Preferred Shares acquired their Preferred Shares and the relevant Redemption Date on which such Preferred Share is redeemed and the denominator of which is 365,

D = all declared but unpaid dividends on each relevant series of Preferred Share under the Restated Articles up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; or

(ii)the fair market value of the applicable series of Preferred Shares, such valuation to be determined by an independent appraiser mutually agreed by the Company and the holders of more than fifty percent (50%) of the applicable series of Preferred Shares.

6.3.                            The price at which each Series D Preferred Share shall be redeemed (the “Series D Redemption Price”) and the price at which each Series E Preferred Share shall be redeemed (the “Series E Redemption Price”) shall be equal to the higher of (i) and (ii) below:

(i)    IP x (115%)N+ D, where

IP = Preferred D Share Issue Price (with respect to the Series D Redemption Price), or Preferred E Share Issue Price (with respect to the Series E Redemption Price); and

N = a fraction the numerator of which is the number of calendar days between the date the holders of the Series D Preferred Shares acquired their Series D Preferred Shares (with respect to the Series D Redemption Price) or the date Ping An acquired its Series E Preferred Shares (with respect to the Series E Redemption Price) and the relevant Redemption Date or Early Series D Redemption Date or Early Series E Redemption Date (as applicable) on which such Series D Preferred Share or Series E Preferred Share is redeemed (as applicable) and the denominator of which is 365,

D = all accumulated, accrued and declared but unpaid dividends under the Restated Articles on each Series D Preferred Share (with respect to the Series D Redemption Price) or Series E Preferred Share (with respect to the Series E Redemption Price) up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; or

(ii)the fair market value of the Series D Preferred Shares on Redemption Date or Early Series D Redemption Date (with respect to the Series D Redemption Price) or the Series E Preferred Shares on Redemption Date or Early Series E Redemption Date (with respect to the Series E Redemption Price), such valuation to be determined by an independent appraiser mutually agreed by the Company and the holders of more than fifty percent (50%) of the Series D Preferred Shares (with respect to the Series D Redemption Price) or the holders of more than fifty percent (50%) of the Series E Preferred Shares held by Ping An (with respect to the Series E Redemption Price).

If the Company does not have sufficient cash or funds legally available to redeem all of the Preferred Shares required to be redeemed, the remainder shall remain outstanding and entitled to all the rights, preferences and privileges provided in this Agreement and the Restated Articles, and the remainder shall be carried forward and redeemed as soon as the Company has legally available funds to do so, in accordance with the provisions and preferences set forth in this Section 6.

6.4.                            Notice.  A notice of redemption (a “Redemption Notice”) by such holders of Preferred Shares (the “Redeeming Investor”): (i) in relation to any redemption pursuant to Section 6.1(i) shall be given by hand or by mail to the Company at any time on or after the date falling thirty (30) days before the Redemption Start Date stating the date on or after the Redemption Start Date on which the Preferred Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than the Redemption Start Date or the date thirty (30) days after such notice of redemption is given, whichever is later; and (ii) in relation to any redemption pursuant to Section 6.1(ii) shall be given by hand or by mail to the Company at any time stating the date on which the Series D Preferred Shares are to be redeemed (the “Early Series D Redemption Date”) or on which the Series E Preferred Shares are to be redeemed (the “Early Series E Redemption Date”).  Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Preferred Shares stating the existence of such request, the Redemption Price or the Series D Redemption Price or the Series E Redemption Price (as applicable), the Redemption Date or Early Series D Redemption Date or the Series E Redemption Date (as applicable) and the mechanics of redemption, and in relation to any redemption pursuant to Section 6.1(i), each non-requesting holder of record Preferred Shares shall determine, at its own discretion, whether to participate in Redemption.

6.5.                            If on the Redemption Date or the Early Series D Redemption Date or the Early Series E Redemption Date (as applicable), the Company has sufficient assets legally available to redeem all of the Preferred Shares required to be redeemed, the redemption shall be exercised pari passui in accordance with each redemption participant’s amount of redemption and redemption participants are entitled to force the Company to dispose of its assets and to use the cash and funds from such disposal to meet the requirement of redemption.

6.6.                            If on the Redemption Date, the Company does not have sufficient assets legally available to redeem all of the Preferred Shares required to be redeemed, then (i) the redemption shall be exercised in sequence of redemption of Series E Preferred Shares first, then Series D Preferred Shares, then Series C Preferred Shares, then Series B Preferred Shares and then Series A Preferred Shares (if any series cannot be fully redeemed then on a pro rata basis) and redemption participants are entitled to force the Company to dispose of its assets to use the cash and funds from such disposal to meet the requirement of redemption and (ii) the remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

6.7.                            If on the Early Series D Redemption Date or the Early Series E Redemption Date (as applicable), the Company does not have sufficient assets legally available to redeem all of the Series D Preferred Shares or the Series E Preferred Shares required to be redeemed, then (i) the assets legally available shall be allocated first to the holders of Series E Preferred Shares requesting the redemption, and then to the holders of Series D Preferred Shares requesting the redemption (if any series cannot be fully redeemed, then on a pro rata basis among the holders of such series of shares) and redemption participants are entitled to force the Company to dispose of its assets to use the cash and funds from such disposal to meet the requirement of redemption and (ii) the remaining Series E Preferred Shares and/or Series D Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

6.8.                            Notwithstanding anything to the contrary contained herein, no other securities of the Company shall be redeemed unless and until the Company shall have redeemed all of the Preferred Shares requested to be redeemed pursuant to this Section 6 and shall have paid all the Redemption Price and the Series D Redemption Price and the Series E Redemption Price (as applicable) for such Preferred Shares requested to be redeemed payable pursuant to this Section 6.

6.9.                            Surrender of Certificates.  Before any holder of Preferred Shares shall be entitled for redemption under the provisions of this Section6, such holder shall surrender his or her certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and the Redemption Price or the Series D Redemption Price or the Series E Redemption Price (as applicable) shall be payable on the Redemption Date or Early Series D Redemption Date or Early Series E Redemption Date (as applicable) to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled on the Redemption Date or Early Series D Redemption Date or Early Series E Redemption Date (as applicable). In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price or Series D Redemption Price or Series E Redemption Price (as applicable), upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the relevant Redemption Date or Early Series D Redemption Date or Early Series E Redemption Date (as applicable) shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price or the Series D Redemption Price or the Series E Redemption Price (as applicable) thereof (including all accrued and unpaid dividend up to the relevant redemption date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company. If the Company fails to redeem any Preferred Shares for which redemption is requested in accordance with this Section 6, then during the period from the Redemption Date or Early Series D Redemption Date or Early Series E Redemption Date (as applicable) through the date on which such Preferred Shares are actually redeemed and the Redemption Price or the Series D Redemption Price or the Series E Redemption Price (as applicable) is actually made, in full, such Preferred Shares shall continue to be outstanding and be entitled to all rights and preferences of such Preferred Shares. After payment in full of the aggregate Redemption Price and the Series D Redemption Price and the Series E Redemption Price (as applicable) for all issued and outstanding Preferred Shares required to be redeemed pursuant to this Section 6, all rights of the holders of such redeemed Preferred Shares as shareholders of the Company shall cease and terminate and such Preferred Shares shall be cancelled.

6.10.                     Restriction on Distribution.  If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, in full, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

6.11.                     To the extent permitted by law, the Company shall procure that the profits of each subsidiary and affiliate of the Company which are legally available for distribution from time to time shall be distributed to it by way of dividend or otherwise if and to the extent that, without such payment, the Company would not itself otherwise have sufficient profits available for distribution to redeem the Preferred Shares required to be redeemed pursuant to this Section6.

7.                                      LIQUIDATION.

7.1.                            Liquidation Preference.

(a)                                 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series E Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares or any other class or series of shares then outstanding, an amount per Series E Preferred Share equal to one hundred and fifty percent (150%) of the per share price of the Series E Preferred Shares at which time such Series E Preferred Shares were first issued (the “Preferred E Share Issue Price”), as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein, plus all accumulated, accrued and declared but unpaid dividends under the Restated Articles thereon (collectively, the “Preferred E Share Preference Amount”).

(b)                                 After the full Preferred E Share Preference Amount on all outstanding Series E Preferred Shares has been paid, the holders of the Series D Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Ordinary Shares or any other class or series of shares then outstanding, an amount per Series D Preferred Share equal to one hundred and fifty percent (150%) of the per share price of the Series D Preferred Shares at which time such Series D Preferred Shares were first issued (the “Preferred D Share Issue Price”), as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein, plus all accumulated, accrued and declared but unpaid dividends under the Restated Articles thereon (collectively, the “Preferred D Share Preference Amount”).

(c)                                  After the full Preferred D Share Preference Amount on all outstanding Series D Preferred Shares has been paid, the holders of the Series C Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Series B Preferred Shares and the Series A Preferred Shares and the Ordinary Shares or any other class or series of shares then outstanding, excluding the Series D Preferred Shares, an amount per

Series C Preferred Share equal to one hundred and fifty percent (150%) of the per share price of the Series C Preferred Shares at which time such Series C Preferred Shares were first issued (the “Preferred C Share Issue Price”), as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein, plus all accrued or declared but unpaid dividends under the Restated Articles thereon (collectively, the “Preferred C Share Preference Amount”).

(d)                                 After the full Preferred C Share Preference Amount on all outstanding Series C Preferred Shares has been paid, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Series A Preferred Shares and the Ordinary Shares or any other class or series of shares then outstanding, excluding the Series D Preferred Shares and the Series C Preferred Shares, an amount per Series B Preferred Share equal to one hundred and fifty percent (150%) of the per share price of Series B Preferred Shares at which time such Series B Preferred Shares were first issued (the “Preferred B Share Issue Price”), as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein, plus all accrued or declared but unpaid dividends under the Restated Articles thereon (collectively, the “Preferred B Share Preference Amount”).

(e)                                  After the full Preferred B Share Preference Amount on all outstanding Series B Preferred Shares has been paid, the holders of the Series A Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class or series of shares then outstanding, excluding the Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares, an amount per Series A Preferred Share equal to one hundred and fifty percent (150%) of the per share price of the Series A Preferred Shares at which time such Series A Preferred Shares were first issued (the “Preferred A Share Issue Price”), as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein, plus all accrued or declared but unpaid dividends under the Restated Articles thereon (collectively, the “Preferred A Share Preference Amount”).

(f)                                   After the full Preferred E Share Preference Amount, the full Preferred D Share Preference Amount, the full Preferred C Share Preference Amount, the full Preferred B Share Preference Amount and the full Preferred A Share Preference Amount have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis), together with the holders of the Ordinary Shares.

(g)                                  If the Company has insufficient assets to permit payment of the Preferred E Share Preference Amount in full to holder of Series E Preferred Shares, then the assets of the Company (including any assets of its subsidiaries and the PRC Companies) shall be distributed ratably to the holder of the Series E Preferred Shares in proportion to the full Preferred E Share Preference Amount each such holder of Series E Preferred Shares would otherwise be entitled to receive under this Section 7.1.  If the Company has insufficient assets to permit payment of the Preferred D Share Preference Amount in full to holder of Series D Preferred Shares, then the assets of the Company (including any assets of its subsidiaries and the PRC Companies) shall be distributed ratably to the holder of the Series D Preferred Shares in proportion to the full Preferred D Share Preference Amount each such holder of Series D Preferred Shares would otherwise be entitled to receive under this Section

7.1.        If the Company has insufficient assets to permit payment of the Preferred C Share Preference Amount in full to holder of Series C Preferred Shares, then the assets of the Company (including any assets of its subsidiaries and the PRC Companies) shall be distributed ratably to the holder of the Series C Preferred Shares in proportion to the full Preferred C Share Preference Amount each such holder of Series C Preferred Shares would otherwise be entitled to receive under this Section 7.1.  If the Company has insufficient assets to permit payment of the Preferred B Share Preference Amount in full to all holders of Series B Preferred Shares, then the assets of the Company (including any assets of its subsidiaries and the PRC Companies) shall be distributed ratably to the holders of the Series B Preferred Shares in proportion to the full Preferred B Share Preference Amount each such holder of Series B Preferred Shares would otherwise be entitled to receive under this Section 7.1.  If the Company has insufficient assets to permit payment of the Preferred A Share Preference Amount in full to all holders of Series A Preferred Shares, then the assets of the Company (including any assets of its subsidiaries and the PRC Companies) shall be distributed ratably to the holders of the Series A Preferred Shares in proportion to the full Preferred A Share Preference Amount each such holder of Series A Preferred Shares would otherwise be entitled to receive under this Section 7.1.

7.2.                            Any of the following events shall be deemed a liquidation, dissolution or winding up of the Company (the “Liquidation Event”): (i) sale of shares, merger, consolidation or other similar transaction involving the Company in which its shareholders do not retain a majority of the voting power in the surviving entity, (ii) a sale of all or substantially all of the Group Companies’ assets; or (iii) transfer, disposition or exclusive license of all or substantially all of the intellectual property of the Group Companies, such that the provision of Section 7.1 shall apply as if all consideration received by the Company and its shareholders in connection with such event were being distributed in a liquidation of the Company. If the requirements of this Section 7 are not complied with, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section 7 have been complied with, or (ii) cancel such transaction.

7.3.                            Notwithstanding any other provision of this Section 7, the Company may at any time, out of funds which are permitted by the applicable laws of the Cayman Islands to be used for repurchases, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

7.4.                            In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Preferred Shares and Ordinary Shares shall be that as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board.  Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                         If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                      If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                   If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative votes from all the Preferred Directors.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board. The holders of more than sixty-six and two-thirds percent (66 2/3%) of the Preferred Shares (calculated and voting together as a single class on as-converted basis), shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 7, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging party.

8.                                      ASSIGNMENT AND AMENDMENT.

8.1.                            Assignment and Amendment.  Notwithstanding anything herein to the contrary:

(a)                                 Right of Assignment. The Preferred Shareholders shall be entitled to transfer all or part of their shares of Preferred Shares or Ordinary Shares converted therefrom to one or more affiliated partnerships or funds managed by or affiliated with them or any of their respective directors, officers or partners, provided such transferee agrees in writing to be subject to the terms of the corresponding shares purchase agreement and related agreement as if it were a purchaser thereunder.

(b)                                 Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

(c)                                  Right of Participation; Right of First Refusal; Co-Sale Right; Drag-Along Right.  The rights of a Preferred Shareholder under Sections 3 and 4 are fully assignable in connection with a transfer of shares of the Company by such Preferred Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Preferred Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

8.2.                            Amendment of Rights.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of any series of Preferred Shares (other than Series D Preferred Shares and Series E Preferred Shares), by the holders of more than seventy-five percent (75%) of such series of Preferred Shares and their permitted assigns; (iii) as to the holders of the Series D Preferred Shares, by the holders of more than fifty percent (50%) of the Series D Preferred Shares and their permitted assigns; (iv) as to the holders of the Series E Preferred Shares, by the holders of more than fifty percent (50%) of the Series E Preferred Shares and their permitted assigns; provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares or their assigns; and (iv) as to the holders of Ordinary Shares, by persons or entities holding more than fifty percent (50%) of the Ordinary Shares and their assigns; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns.  Any amendment or waiver effected in accordance with this Section 8.2 shall be binding upon the parties hereto and their respective assigns.

9.                                      CONFIDENTIALITY AND NON-DISCLOSURE.

9.1.                            Disclosure of Terms.  The terms and conditions of this Agreement, the Previous Purchase Agreement and Series E Shares Purchase Agreement and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.2.                            Press Releases, Etc.  Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors.  No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

9.3.                            Permitted Disclosures.  Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations.  Without limiting the generality of the foregoing, each Investor shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investor.

9.4.                            Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Financing Terms, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 9, such party (the “Disclosing party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing party.

9.5.                            Other Information.  The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.6.                            Notices.  All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

10.                               PROTECTIVE PROVISIONS.

10.1.                     Series C and D and E Preferred Shareholders’ Consent.  In addition to such other limitations as may be provided in the Restated Articles, for so long as any Preferred Shares are outstanding, the following acts of the Group Companies shall require the prior written approval of or the affirmative votes of (i) more than sixty-six and two thirds percent (66 2/3%) of the Preferred Shares (voting together as a single class on as-converted basis), (ii) more than sixty-six and two thirds percent (66 2/3%) of the Series C Preferred Shares (voting together as a single class on as-converted basis), (iii) more than fifty percent (50%) of the Series D Preferred Shares (voting together as a single class on as-converted basis) and (iv) more than fifty percent (50%) of the Series E Preferred Shares (voting together as a single class on as-converted basis):

(a)                                 any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(b)                                 any action that authorizes, creates or issues any class of shares of the capital of the Company having preferences superior to or on a parity with the Preferred Shares or any new issuance of any securities of the Company;

(c)                                  any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets superior to or on a parity with the preference of the Preferred Shares;

(d)                                 any material amendment of the Company’s Restated Articles or other charter documents of any Group Company that would adversely affect the rights of the Preferred Shares;

(e)                                  the sale of all or substantially of any of the Group Company’s assets, or any material asset or undertaking of any Group Company;

(f)                                   the increase or decrease of the size of the Board/board of directors of any Group Company;

(g)                                  the sale, transfer, licensing, pledge or encumbrance technology or intellectual property of any Group Company, other than non-exclusive licenses granted in the ordinary course of business of such Group Company;

(h)                                 any change in the equity ownership of the Group Companies or any amendment or modification to or waiver under any of captive structure documents executed by the Group Companies, the Founders and other parties thereto, including without limitation, the Restructuring Documents;

(i)                                     the liquidation or dissolution of any of the Group Company;

(j)                                    any merger, consolidation or amalgamation of any Group Company with any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any Group Company;

(k)                                 the declaration or payment of a dividend on the Ordinary Shares (other than a dividend payable solely in shares of Ordinary Shares);

(l)                                     any transaction or matter in which any Group Company will act as guarantor or will be required to pledge its assets;

(m)                             any transaction between (i) any Group Company and (ii) any Shareholder or the director, officer or employee of any Group Company or their associates and affiliates, unless such transaction occurs in the ordinary course of business of the Company and on normal commercial terms and has been fully disclosed in writing to the Preferred Shareholders prior to the entering into of such transaction;

(n)                                 the initial public offering of any of the Shares or other equity or debt securities of any Group Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of public offering); or

(o)                                 any other matter that would materially adversely affect the rights, preferences and privileges of the Series D Preferred Shares or the Series E Preferred Shares.

Where any Special Resolution or Ordinary Resolution of the Company in a general meeting is required to approve any of the matters specified in this Section 10.1 and such matter has not received the approval of holders of more than sixty-six and two third percent (66 2/3%) of the Preferred Shares (voting together as a single class on an as converted basis), holders of more than sixty-six and two third percent (66 2/3%) of the Series C Preferred shares (voting together as a single class on an as converted basis), holders of more than fifty percent (50%) of the Series D Preferred Shares (voting together as a single class on an as converted basis) and holders of more than fifty percent (50%) of the Series E Preferred Shares (voting together as a single class on an as converted basis) as required by this Section 10.1, the holders of the Preferred Shares who voted against the resolution shall have the number of votes equal to the votes of all members who voted for the resolution plus one.

10.2.                     Board Consent.  Without limitations as may be provided in the Restated Articles, for so long as any Preferred Shares are outstanding, the following acts by the Group Companies shall in each case require the prior written approval of a majority of the Board which majority shall include all the Preferred Directors:

(a)                                 the acquisition (by way of purchase or otherwise) by any Group Company of any interest in any real property except a lease of office premises;

(b)                                 the adoption of the annual budget, business plan and the establishment of performance milestones or corporate benchmarks for the Group Companies, and any material deviations therefrom;

(c)                                  the establishment or acquisition of any subsidiary or joint venture;

(d)                                 incurrence of indebtedness in excess of US$300,000 individually or in excess of US$1,500,000 in the aggregate during any fiscal year;

(e)                                  any loans by any Group Company to any director, officer or employee;

(f)                                   the purchase or lease by any Group Company of any motor vehicle valued in excess of US$25,000;

(g)                                  the purchase by any Group Company of any securities of any other company in excess of US$30,000 individually or in the aggregate in a consecutive twelve (12)-month period;

(h)                                 the increase in compensation of any of the five (5) most highly compensated employees of any Group Company by more than twenty-five (25%) in a consecutive twelve (12)-month period;

(i)                                     any transaction or series of transactions between any Group Company and any holder of Ordinary Shares, director, officer or employee of any Group Company that is not in the ordinary course of business or for which the aggregate value exceeds US$30,000;

(j)                                    any material changes in any Group Company’s business plan or the appointment of any directors in any Group Company;

(k)                                 any amendment or adoption of any new employee stock option plan (or increase of any share reserve thereunder), or approving changes to senior management compensation and bonuses;

(l)                                     dismissal or appointment of key executives of the Group Companies (including without limitation, CEO, CFO (or Financial VP or Financial Controller), CTO or other management personnel above the vice-president level);

(m)                             any change in the accounting methods of the Company or any change in the Company’s auditors;

(n)                                 any fund transfer from the Company to any PRC Company that is of an amount of more than or RMB500,000 (for a single transfer or an aggregate sum of a series of consequent transfers within one month); or

(o)                                 any change in the scope, nature and/or activities or business of the Company or any other Group Company.

11.                               ADDITIONAL COVENANTS.

11.1.                     Compliance with laws.  Each of the Group Companies covenant and each of the Founders shall procure that:

(a)                                 no Group Company, nor any of its officers, agents or employees (during the course of their duties), shall do or omit to do anything which is a contravention of any law, regulation or the like, or the requirements of any regulatory body, which may result in any fine, penalty or other liability or sanction on the part of a Group Company and no complaints have been received in respect of such matters;

(b)                                 the operations of each Group Company shall at all times be conducted in compliance with all anti-money laundering laws and all applicable financial record keeping and reporting requirements, rules, regulations and guidelines (collectively, “Money Laundering Laws”);

(c)                                  each Group Company shall become familiar with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (“Bribery Act”) and their purposes, including without limitation the FCPA’s prohibition against taking corrupt actions;

(d)                                 each Group Company shall comply with the laws of those countries where it operates, including all anti-bribery or anticorruption laws, and each Group Company shall comply with the FCPA and Bribery Act as if it is subject to the FCPA and Bribery Act; and

(e)                                  no Group Company, nor any of its officers, agents, employees, affiliates or any person acting on their behalf, shall take any action that would result in a violation of, or cause it to become subject to any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of Treasury.

11.2.                     U.S. Tax Matters.

(a)                                 The shareholders of the Company agree that the Company and its subsidiaries shall at all times be constituted such that it is an “eligible entity” under applicable taxation laws of the U.S..  The Series D Preferred Shareholders shall have the right to unilaterally cause the Company and its subsidiaries to make any “check the box” elections for U.S. tax purposes pursuant to treasury regulation section 301.7701-3(c), including the making of any filings with respect thereto.  The Company shall at all times reasonably and at its own cost cooperate with such decisions by the Series D Preferred Shareholders, including providing forms, filings or other documentation deemed necessary by the Series D Preferred Shareholders.

(b)                                 The Company shall and shall ensure that each subsidiary shall, at their respective costs, provide all information with respect to the Company and its subsidiaries which is reasonably requested by the Series D Preferred Shareholders in the possession of the Company to enable the Series D Preferred Shareholders (or its direct or indirect owners) to comply with its U.S. federal income tax reporting obligations, including but not limited to rules relating to “controlled foreign corporations” (“CFC”) and “passive foreign investment companies” (“PFIC”).  Such assistance shall include providing information in the Company’s possession to enable the Series D Preferred Shareholders (or its direct or indirect owners) to comply with its obligations under Sections 951, 1248, 6038, 6038B, 6038D, 6046 and 6046A of the U.S. Internal Revenue Code, including computations of earnings and profits as computed for U.S. federal income tax purposes.

(c)                                  The Company shall provide all information reasonably requested by the Series D Preferred Shareholders in the possession of the Company for the Series D Preferred Shareholders to determine annually if the Company or any of its subsidiaries is a PFIC and if the Series D Preferred Shareholders determines that any such corporation is a PFIC, the Company shall permit the Series D Preferred Shareholders (or its direct or indirect owners) to make a “Qualified Electing Fund” election with respect to its interest in such corporation pursuant to Section 1295 of the U.S. Internal Revenue Code, and shall cause to be furnished to the Series D Preferred Shareholders no later than sixty (60) days following the end of the Company’s taxable year the relevant PFIC annual information statement pursuant to U.S. Treasury Regulation Section 1.1295-1(g).

12.                               GENERAL PROVISIONS.

12.1.                     Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit B; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit B with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2.                     Entire Agreement.  This Agreement, the Securities Purchase Agreement, the Series B Shares Purchase Agreement, the Series C Shares Purchase Agreement, the Series D Shares Purchase Agreement, the Series E Shares Purchase Agreement and any Ancillary Agreements (as defined respectively in the preceding agreements), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  Capitalized terms which are not defined hereinto shall have the same meaning as such in the Series E Shares Purchase Agreement.

12.3.                     Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong SAR without regard to principles of conflicts of law thereunder.

12.4.                     Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties.  In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5.                     Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6.                     Successors and Assigns.  Subject to the provisions of Section 8.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

12.7.                     Interpretation; Captions.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.  Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.8.                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9.                     Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.10.              Aggregation of Shares.  All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11.              Shareholders Agreement to Control.  If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles or those of the articles of association of any Group Companies other than the Company, the terms of this Agreement shall prevail. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

12.12.              Waiver. The Series A-1 Preferred Shareholder, Series A-2 Preferred Shareholders, Series B Preferred Shareholders, Series C Preferred Shareholders and Series D Preferred Shareholders hereby waive their rights to claim any damages or indemnities against any Group Companies in relation to those matters set forth in Schedule 12.12 pursuant to the Previous Share Purchase Agreements which each such holder is a party.

12.13.              Dispute Resolution.

(a)                                 Negotiation Between Parties.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 12.13(b) shall apply.

(b)                                 Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the date of this Agreement and as may be amended by the rest of this paragraph, which rules are deemed to be incorporated by reference into this subsection (b).  There shall be a panel of three (3) arbitrators.  The languages to be used in the arbitral proceedings shall be English and Chinese.  To the extent a translator is necessary during the arbitration, the Parties shall stipulate a neutral, official translator for the arbitration proceedings, acceptable to the HKIAC.  If the Parties are unable to agree on an official translator, then the HKIAC shall appoint one.

12.14.              Further Actions.  Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

12.15.              Future Holders of Ordinary Shares.  Except with the written consent of (i) the holders of more than sixty-six and two-thirds percent (66 2/3%) of the Preferred Shares and their permitted assigns (voting together as a single class on as-converted basis), (ii) the holders of more than sixty-six and two thirds percent (66 2/3%) of the Series C Preferred Shares and their permitted assigns(voting together as a single class on as-converted basis), (iii) the holders of more than fifty percent (50%) of the Series D Preferred Shares and their permitted assigns (voting together as a single class on as-converted basis) and (iv) the holders of more than fifty percent (50%) of the Series E Preferred Shares (voting together as a single class on as-converted basis), the Company covenants that it will cause all future holders of the Company’s Ordinary Shares and all future holders of equity securities convertible, exchangeable or exercisable of the Company’s Ordinary Shares that are not already parties hereof to join this Agreement as a party.  The parties hereby agree that such future holders may become parties to this Agreement by executing an instrument of accession to this Agreement in a standard and customary form reasonably satisfactory to (i) the holders of more than sixty-six and two-thirds percent (66 2/3%) of the Preferred Shares and their permitted assigns (voting together as a single class on as-converted basis), (ii) the holders of more than sixty-six and two-thirds percent (66 2/3%) of the Series C Preferred Shares and their permitted assigns (voting together as a single class on as-converted basis), (iii) the holders of more than fifty percent (50%) of the Series D Preferred Shares and their permitted assigns (voting together as a single class on as-converted basis) and (iv) the holders of more than fifty percent (50%) of the Series E Preferred Shares (voting together as a single class on as-converted basis), without any amendment of this Agreement, pursuant to this Section 12.15.

12.16.              Effective Date.  This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing of the transactions contemplated under the Series E Shares Purchase Agreement.

12.17.              Guarantees by the PRC Companies.  The PRC Companies hereby jointly and severally guarantee and warrant the performance of the obligations of the Company under this Agreement and the Founders, as the shareholders of Beijing Secoo and Beijing Auction, shall use all their respective best efforts to cause Beijing Secoo and Beijing Auction to perform its obligations under this Section 12.17.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

SECOO HOLDING LIMITED

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Director

THE BVI Companies:

SIKU HOLDING LIMITED

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Director

KUZHIFU HOLDING LIMITED

By:	/s/ HUANG Zhaohui
Name: HUANG Zhaohui (黄朝晖)
Title: Director

THE HK Co.:

HONG KONG SECOO INVESTMENT GROUP LIMITED (香港寺库投资集团有限公司)

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Director

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE US Co.:

SECOO Inc (寺库公司).

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Director

THE ITALY CO.:

SECOO ITALIA SRL

By:	/s/ LIU YINZUO
Name: LIU YINZUO
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE WFOE:

Ku Tian Xia (Beijing) Information Technology Co., Ltd. (库天下（北京）信息技术有限公司)

(Company Seal)

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Legal Representative

BEIJING ZHI YI
Beijing Zhi Yi Heng Sheng Technology Service Co., Ltd.
(北京至一恒盛技术服务有限公司)

(Company Seal)

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Legal Representative

BEIJING SECOO:

Beijing Secoo Trading Co., Ltd.
(北京寺库商贸有限公司)

(Company Seal)

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Legal Representative

SHANGHAI SECOO:

Shanghai Secoo E-commerce Co., Ltd.
(上海寺库电子商务有限公司)

(Company Seal)

By:	/s/ TAO Guangquan
Name: TAO Guangquan (陶广全)
Title: Legal Representative

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BEIJING VEHICLES:

Beijing Secoo Used Motor Vehicles Broker Co., Ltd.
(北京寺库旧机动车经纪有限公司)

(Company Seal)

By:	/s/ TAO Guangquan
Name: TAO Guangquan (陶广全)
Title: Legal Representative

SHANGHAI FINANCIAL:

Shanghai Kuxin Financial Information Services Co., Ltd. (上海库信金融信息服务有限公司)

(Company Seal)

By:	/s/ TAO Guangquan
Name: TAO Guangquan (陶广全)
Title: Legal Representative

BEIJING AUCTION:

Beijing Wo Mai Wo Pai Auction Co., Ltd.
(北京我卖我拍拍卖有限公司)

(Company Seal)

By:	/s/ LI Rixue
Name: LI Rixue (李日学)
Title: Legal Representative

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ LI Rixue
LI Rixue (李日学)

/s/ HUANG Zhaohui
HUANG Zhaohui (黄朝晖)

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

IDG FUND IV:	IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.
By: IDG Technology Venture Investment IV, LLC, Its General Partner

	By:	/s/ Chi Sing HO
Name:Chi Sing HO
Title: Authorized Signatory

IDG G FUND III:	IDG-ACCELCHINA GROWTH FUND III L.P.
By: IDG-Accel China Growth Fund III Associates L.P., its General Partner
By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

	By:	/s/ Chi Sing HO
Name:Chi Sing HO
Title: Authorized Signatory

IDG III INVESTORS:	IDG-ACCELCHINA III INVESTORS L.P.
By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

	By:	/s/ Chi Sing HO
Name:Chi Sing HO
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

VENTECH CHINA

VENTECH CHINA S.À R.L.
acting in its capacity as general partner of
VENTECH CHINA II SICAR, S.C.A.

	By:	/s/ GUO Jia
Name: GUO Jia
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BLUE LOTUS	BLUE LOTUS INVESTMENT SA

	By:	/s/ Jerôme Mulliez
Name: Jerôme Mulliez
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BERTELSMANN	BERTELSMANN ASIA INVESTMENT AG

	By:	/s/ Erich Kalt /s/ Rose-Marie Mülli
Name: Erich Kalt Rose-Marie Mülli
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

VANGOO	VANGOO CHINA GROWTH FUND II L.P.

	By:	/s/ Xu Ping
Name: Xu Ping
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CMC	CMC GALAXY HOLDINGS LTD

	By:	/s/ Xian Chen
Name: Xian Chen
Title:

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PING AN	Pingan eCommerce Limited Partnership
Acting through its general partner:
Pingan eCommerce Limited

	By:	/s/ LIU Shengke
Name: LIU Shengke
Title: Director

Rhythm Way Limited

	By:	/s/ LIU Shengke
Name: LIU Shengke
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WJ	WJ INVESTMENT GROUP LIMITED

	By:	/s/ SUN, JIJUN
Name:SUN, JIJUN
Title: Authorized Signatory

SIGNATURE PAGE OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE A

Founders

NAME	PRC ID NO.
LI Rixue (李日学)	362201197406073879
HUANG Zhaohui (黄朝晖)	362201197407310629

SCHEDULE B

Part 1 - Schedule of Series A-1 Preferred Shareholder

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
IDG Technology Venture Investment IV, L.P.	Series A-1 Preferred Share	1,250,000

Part 2 - Schedule of Series A-2 Preferred Shareholders

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
IDG Technology Venture Investment IV, L.P.	Series A-2 Preferred Share	758,929
IDG-Accel China Growth Fund III L.P.	Series A-2 Preferred Share	625,313
IDG-Accel China III Investors L.P. (together with IDG Technology Venture Investment IV, L.P. and IDG-Accel China Growth Fund III L.P., collectively, “IDG Funds”)	Series A-2 Preferred Share	44,330

Part 3 - Schedule of Series B Preferred Shareholders

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
IDG Technology Venture Investment IV, L.P.	Series B Preferred Share	396,825
IDG-Accel China Growth Fund III L.P.	Series B Preferred Share	370,556
IDG-Accel China III Investors L.P.	Series B Preferred Share	26,270
Ventech ChinaII SICAR (“Ventech China”)	Series B Preferred Share	873,016
Blue Lotus Investment SA (“Blue Lotus”)	Series B Preferred Share	238,095
Bertelsmann Asia Investments AG (“Bertelsmann”)	Series B Preferred Share	476,190

Part 4 - Schedule of Series C Preferred Shareholders

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
Vangoo China Growth Fund II L.P. (“Vangoo”)	Series C Preferred Share	689,227
IDG-Accel China Growth Fund III L.P.	Series C Preferred Share	205,729
IDG-AccelChina III Investors L.P.	Series C Preferred Share	14,585
IDG Technology Venture Investment IV, L.P.	Series C Preferred Share	220,315
Ventech China II SICAR	Series C Preferred Share	413,536
Blue Louts Investment SA	Series C Preferred Share	28,581

Part 5 - Schedule of Series D Preferred Shareholders

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
CMC GALAXY HOLDINGS LTD (“CMC”)	Series D Preferred Share	2,270,466
IDG-ACCEL CHINA GROWTH FUND III, L.P.	Series D Preferred Share	548,752
IDG-ACCEL CHINA III INVESTORS L.P.	Series D Preferred Share	38,903
VENTECH CHINA II SICAR	Series D Preferred Share	172,555
VANGOO CHINA GROWTH FUND II L.P.	Series D Preferred Share	106,694
BLUE LOTUS INVESTMENT SA	Series D Preferred Share	41,282

Part 6 - Schedule of Series E Preferred Shareholders

Shareholder	CLASS OF SHARES	NUMBER OF SHARES
Pingan eCommerce Limited Partnership	Series E Preferred Share	1,063,875
Rhythm Way Limited (collectively with Pingan eCommerce Limited Partnership, “Ping An”)	Series E Preferred Shares	797,907
WJ Investment Group Limited (“WJ”)	Series E Preferred Share	531,938
IDG-Accel China Growth Fund III L.P.	Series E Preferred Share	248,362
IDG-Accel China III Investors L.P.	Series E Preferred Share	17,607
VANGOO CHINA GROWTH FUND II L.P.	Series E Preferred Share	159,581
CMC GALAXY HOLDINGS LTD	Series E Preferred Share	106,388

SCHEDULE 12.12

Pursuant to Section 12.12, the Series A-1 Preferred Shareholder, Series A-2 Preferred Shareholders, Series B Preferred Shareholders, Series C Preferred Shareholders and Series D Preferred Shareholders hereby waive their rights to claim any damages or indemnities against any Group Companies pursuant to the Previous Share Purchase Agreements to which each such holder is a party, in relation to the following matters:

(a)                                 Beijing Secoo failed to obtain the recording of its franchise business at relevant local commerce authorities and the recording of its consignment for the second-hand goods at Beijing Public Security Bureau Dongcheng Branch Bureau;

(b)                                 The Company failed to meet the performance target of fiscal year 2012 which would trigger a valuation adjustment;

(c)                                  The Company paid the prices for consignment products to the sellers which is beyond its business as a holding company;

(d)                                 Beijing Secoo failed to complete its filing with the Public Security Authority of Dongcheng District in Beijing for its consignment for the second-hand goods in Dongcheng District, Beijing;

(e)                                  Beijing Secoo failed to provide the following documents to the Series C Preferred Shareholders:

1.              recording of the lease of the property located at Room 2407, No. 31 Building, Yuetanbei Road, Xicheng District, Beijing, at the local authorities;

2.              document which proves Mr. Liu Zhuoyin has the legal power to enter into the lease of the property located at No. 1713, Minsuwenhua Road, Gaobeidian Village, Gaobeidian Country, Chaoyang District, Beijing with Beijing Zhi Yi;

3.              document executed by Mr. Liu Zhuoyin which proves Mr. Liu Zhuoyin has the legal power to enter into the lease of the property located at Taipinggzhuan Village, Chaoyang District, Beijing, with Beijing Secoo;

4.              the recording of Shanghai Branch’s lease of C Tower, 1/F, No. 758 and 3/F, No. 762, Nanjingxi Road, Jingan District, Shanghai at the local authorities;

5.              the related documents regarding the deregistration of Beijing Chaoyang Branch and Jinan Branch of Beijing Secoo;

6.              the tax registration certificate of Beijing Dongcheng Branch of Beijing Secoo which indicates the change of business scope;

(f)                                   Beijing Secoo failed to file true, correct and complete financial statistics with the relevant government authorities, including rectifying any non-compliant conducts of the Group Companies;

(g)                                  The PRC Companies failed to contribute all employee and social insurance and housing accumulation funds in accordance with applicable laws and regulations;

(h)                                 The Group Companies failed to rectify their financial and accounting records (in relation to use of proceeds from Series A and Series B investors of the Company) to comply with applicable laws;

(i)                                     The approval of the Board shall be obtained prior to any fund transfer from the Company to any PRC company that is of an amount of more than RMB500,000 (for a single transfer or an aggregate sum of a series of transfers within one (1) month);

(j)                                    Restructure of the business of the Group Companies such that:

1.              WFOE to purchase products from customers;

2.              WFOE to receive capital injected by the Company;

3.              WFOE to pay for the products purchased from the customers; and

4.              WFOE to sell the products through Beijing Secoo or its affiliates’ sales platforms and/or channels and pay services fees.

(k)                                 WFOE failed to obtain the approval from the Ministry of Commerce (“MOFCOM”) to conduct the business of “sale by wholesale” within six (6) month after Closing. WFOE shall expand its permitted scope of business to include “sale of 服装、鞋帽、化妆品、厨房、厨房用具及日用杂货 by wholesale” to the extent permitted by the relevant governmental authorities.

(l)                                     Beijing Secoo failed to expand its permitted scope of business to include “sale of箱包、钟表、眼镜、汽车饰品、汽摩配件、办公用品by retail”, “sale of cosmetics by consignment” and “mobile telecommunication services”, to the extent permitted by the relevant governmental authorities.

(m)                             Shanghai Secoo failed to expand its permitted scope of business to include “sale of 化妆品、眼镜by retail”, to the extent permitted by the relevant governmental authorities.

(n)                                 Beijing Zhiyi failed to expand its permitted scope of business to include “箱包、腕表和其他日用产品修理”, to the extent permitted by the relevant governmental authorities.

EXHIBIT A

Corporate Structure

Please see the notes below for more details.

Notes:

BVI 1：	Siku Holding Limited, 99% owned by Li Rixue and 1% by Huang Zhaohui , 2011.01.20成立
BVI 2：	Kuzhifu Holding Limited, solely owned by Huang Zhaohui, 2011.01.20成立
Secoo Cayman：	Secoo Holding Limited，2011.01.04成立
Secoo HK：	Hong Kong Secoo Investment Group Limited（香港寺库投资集团有限公司），2008.12.11成立
Secoo US：	Secoo Inc. ，2014.1.23成立
Secoo ITA：	Secoo Italia SRL，2014.12.4成立
BJ WFOE：	库天下（北京）信息技术有限公司，2011.05.11成立
BJ Secoo：	北京寺库寄卖有限公司，2009.04.30成立
BJ Zhiyi：	北京至一恒盛技术服务有限公司，2012.09.26成立
BJ Auction：	北京我卖我拍有限公司，2014.09.15成立
SH Payment：	上海库信金融信息服务有限公司,2014.01.28成立
SH Secoo：	上海寺库电子商务有限公司，2013.09.02成立
Secoo Cars：	北京寺库旧机动车经纪有限公司，2013.06.25成立
Dongcheng Branch(2)：	北京寺库寄卖有限公司东城第一分公司，2011.2.22成立；北京寺库寄卖有限公司东城第二分公司，2015.5.13成立
Shanghai Branch：	北京寺库寄卖有限公司上海分公司，2012.3.02成立
Chengdu Branch：	北京寺库寄卖有限公司成都分公司，2012.8.13成立
Investors：	IDG, Ventech, Bertelsmann, Vangoo, Blue Lotus, CMC

We have 1 online store www.secoo.com, and 4 offline stores (Beijing, Shanghai, Chengdu, and Hong Kong).

EXHIBIT C

Form of Deed of Adherence

This Deed of Adherence is made on [  ] by [    ], a company incorporated [in [     ] /under the laws of [   ] under registered number [    ] whose [registered/principal office is at [    ]] (the “New Shareholder”).

(A)                               [    ] (the “Transferor”) is proposing to transfer to the New Shareholder [number/all of its] [ordinary] [Preferred] shares of [    ] each in the capital of Secoo Holding Limited (the “Company”).

(B)                               This Deed of Adherence is entered into in compliance with Section 4.8 (Deed of Adherence) of a shareholders’ agreement made on [  ] between, among others, the Company, Pingan eCommerce Limited Partnership and Rhythm Way Limited, as such agreement has been or may be amended, supplemented or novated from time to time (the “Agreement”).

It is agreed as follows:

1.                            The New Shareholder confirms that it has been supplied with and has read a copy of the Agreement.

2.                            The New Shareholder agrees (a) to assume the benefit of the rights of the Transferor under the Agreement and (b) to observe, perform and be bound by all the obligations and terms of the Agreement capable of applying to the New Shareholder and which are to be performed on or after the date of this Deed, to the intent and effect that the New Shareholder shall be deemed with effect from the date on which the New Shareholder is registered as a shareholder of the Company to be a party to the Agreement (as if named as a party to the Agreement).

3.                            This Deed is made for the benefit of (a) the original Parties to the Agreement and (b) any other person or persons who after the date of the Agreement (and whether or not prior to or after the date of this Deed) adhere to the Agreement.

4.                            The address and fax number of the New Shareholder for the purposes of Section 12 (Notices) of the Agreement are as follows: [  ].

5.                            Section 12.3 (Governing law) of the Agreement shall apply to this Deed as if set out in full herein.

In witness of which this Deed has been signed as a deed on the date stated at the beginning of this Deed.

SIGNED as a DEED by [  ]

acting by [  ] a

Director in the presence of:

Witness’s signature

Name

Address

Occupation